SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                            FORM 8-K/A

        Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Act of 1934

                  Date of Report: April 24, 1997




                          ASHWORTH, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                  0-18553             84-1052000
      (State or other           (Commission        (I.R.S. Employer
      jurisdiction             File Number)      Identification No.)
     of incorporation)

            2791 Loker Avenue West, Carlsbad, CA 92008
                 (Address of principal executive offices)

                           619/438-6610
                 (Registrant's telephone number)

Item 4. On April 21, 1997, the board of directors of the Registrant elected to engage KPMG Peat Marwick LLP to serve as its principal auditors for the fiscal year ending October 31, 1997. The former principal auditing firm, Arthur Andersen LLP, was thereby dismissed as of that date.

      The auditor's reports of Arthur Andersen LLP, on the Registrant's financial statements for the either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years of the Registrant, and the subsequent interim period through April 21, 1997, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     In addition, during the two fiscal years ended October 31, 1996 and 1995, and the subsequent interim period through April 21, 1997, (a) Arthur Andersen LLP never advised the Registrant of any reportable events as defined in paragraphs (A) through (D) of Regulation S-K,.
Item 304(a)(1)(v); and (b) the Registrant (or someone on its behalf) did not consult KPMG Peat Marwick LLP regarding either: (I) the application of accounting principles to a specified transaction or (ii) any matter that was either the subject of a disagreement or a reportable event.

     A copy of this Report on Form 8-K/A has been furnished to Arthur Andersen LLP. The Registrant requested that Arthur Andersen LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agrees with the statements made by the Registrant. Arthur Andersen LLP's letter is attached as
Exhibit 16.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          Exhibits:

     Exhibit 16. Letter re: Change in Certifying Accountant

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 1997                                ASHWORTH, INC.


                                 By: /S/ Randall L. Herrel
                                 Randall L. Herrel, Sr., President and
                                 Chief Executive Officer